UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2017

ALLTEMP, INC.

DELAWARE	000-55122	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Nandy Drive

Roseburg, Oregon 97471

(Address of principal executive offices)

(855) 687-4867

(Registrant’s telephone number, including area code)

Source Financial, Inc.

604 Arizona Avenue

Santa Monica, California 90401

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 24, 2017, Alltemp, Inc. (f/k/a Source Financial, Inc.) (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CSES Acquisition, Inc., a wholly owned subsidiary of the Company (“CSES Merger Sub”) and CSES Group, Inc. (“CSES”) pursuant to which the Company agreed to acquire all of the capital stock of CSES (the “Merger”) with CSES becoming a wholly owned subsidiary of the Company. The consummation of the Merger was effective on April 27, 2017. Pursuant to the Merger Agreement, the Company agreed to issue to the shareholders of CSES 127,045,969 shares of the Company’s Common Stock and issue to the holders of (a) warrants to purchase CSES Common Stock, warrants to purchase an aggregate of 18,409,680 shares of the Company’s Common Stock, (b) options to purchase CSES Common Stock, options to purchase an aggregate of 31,961, 200 shares of the Company’s Common Stock, and (c) a convertible note of CSES, a promissory note of the Company in the principal amount of $100,000 convertible into approximately 535,681 shares of the Company’s Common Stock.

In connection with the Merger, the Company’s Certificate of Incorporation was amended to (a) change the Company’s name to Alltemp, Inc. and (b) increase the Company’s authorized shares to 500,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

CSES is a privately held company that was incorporated in the State of Nevada in June, 2015 for the purpose of commercializing a proprietary refrigerant known as alltemp®.

BUSINESS

CSES has developed a proprietary refrigerant technology after years of research and development. alltemp® is a proven replacement for many worldwide refrigerants that have detrimentally affected the global environment. CSES’ alltemp® refrigerants are environmentally friendly, sustainable and cost-efficient energy solutions for the residential and commercial marketplace. alltemp® refrigerants have broad applications ranging from Heating Ventilation and Air Conditioning (“HVAC”), refrigeration, and foam insulation to industrial solvents. alltemp® is a proven solution for replacement of HCFC-22, better known as R-22, which is one of the world’s most commonly used refrigerants, R-134a and R-404a. R-22 is rapidly being phased out in all developed countries due to environmental concerns over its strong effect on the depletion of the Earth’s ozone layer. The continuing reduction of R-22 has created a critical shortage of replacement refrigerants for a multibillion dollar base of existing refrigeration and HVAC equipment. Refrigeration is the backbone of the world’s food supply with 70% of America’s food refrigerated at some point between farm and table. Additionally, air conditioning has become an expected norm in most developed countries with more than 81 million units sold annually. In emerging markets, the trend is even more pronounced and accelerating. A recent industry report stated that the global refrigerant market is projected to reach $21 billion at a compound annual growth rate (“CAGR”) of 6% from 2015 to 2020.

MARKET OVERVIEW

A world without heating, cooling and refrigeration is difficult to envision. Temperature control is a vital component to daily operations in some industries such as hospitals, laboratories, and cold chain for food products, computer equipment, and medical applications. However, the impact of human lifestyle on the environment must be weighed when considering an alternative refrigerant solution. The greenhouse effect largely determines the Earth’s climate while increasing emissions of greenhouse gases associated with human activities further jeopardizes the current climate balance. The burning of fossil fuels such as coal, oil and natural gas, produces carbon dioxide (CO2), the main gas responsible for global warming. The world’s ever growing energy demand has led to a rapid increase in CO2 emissions in the atmosphere. Heating, air conditioning and refrigeration contribute significantly to this increase. According to Stan Cox, the author of “Losing Our Cool,” we use about as much electricity to cool our homes and offices today as we did for everything in 1955. In large cities, air conditioning can account for one-third of electricity used during the hottest summer months. In recent decades, the impact of refrigerants on the environment has exploded into a major issue. Indeed, the presence of large leaks in the cooling system, the responsibility of these fluids in the destruction of the ozone layer and increasing the greenhouse effect are well established. Spurred on by the scientific community and international organizations, the race is on to find acceptable alternative refrigerants.

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Replacement of Hydro Chlorofluorocarbons (“HCFC”) and Chlorofluorocarbons (“CFC”) by hydrofluorocarbons (“HFC”) has improved the environment by significantly reducing the concentration of chlorine in the atmosphere. Chlorine is a potent greenhouse gas that is responsible for the destruction of stratospheric ozone and thus contributes directly to global warming. Moreover, HVAC and refrigeration systems consume electricity that contributes indirectly to the emission of large amounts of CO2. Therefore, improving the energy efficiency of HVAC and refrigeration systems and the use of refrigerants with low global warming potential (GWP) have become a critical global priority and a substantial business opportunity.

Unfortunately, refrigerants used historically for air conditioning and refrigeration predominately relied on CFC’s such as R-12 branded “Freon,” which has proven to significantly deplete the Earth’s ozone layer and therefore considerably contribute to global warming. As a result, international initiatives such as The Montreal Protocol established in 1987, provide guidelines for the phase out of chlorine-containing refrigerants. Over 196 nations have become party to the Montreal Protocol including the United States.

By the end of 1995, developed countries stopped producing CFC’s and they are no longer used in new equipment today. In connection with the elimination of CFC’s, the refrigeration and air conditioning industry turned predominately to the use of HCFC refrigerants such as R-22 and R-123 which were less damaging to the ozone layer than their CFC counterpart. By 1992, R-22 had emerged as the dominant choice for CFC replacement, representing an estimated 1.2 million tons or 85% of the worldwide refrigerants stocks in existing unitary air conditioning alone.

The American Society of Heating, Refrigerating and Air-Conditioning Engineers (“ASHRAE”) Journal noted “Since its initial recognition in 1928 and commercialization in 1936, R-22 has been applied in systems ranging from the smallest window air conditioners to the largest chillers and heat pumps, including those for district cooling and heating. Individual equipment using this versatile refrigerant ranges from 2 kW to 33 MW (1/2 to 9,500 tons) in cooling capacity. No other refrigerant has achieved such a wide range of commercial capacities or applications.”

Although R-22 is less damaging to the environment than R-12, it still possesses a high Ozone Depletion Potential (“ODP”) and Global Warming Potential (“GWP”) which prompted an amendment of the Montreal Protocol in 1992 to incorporate an HCFC phase out for developed countries, beginning in 2004. In the words of the U.S. Environmental Protection Agency (“EPA”), “R-22 has been the refrigerant of choice for residential heat pump and air-conditioning systems for more than four decades. Unfortunately for the environment, releases of R-22, such as those from leaks, contribute to ozone depletion. In addition, R-22 is a greenhouse gas and the manufacture of R-22 results in a by-product (HFC-23) that contributes significantly to global warming.” In compliance with the Montreal Protocol, as amended, the EPA began to phase out R-22 in the United States in 2004.

MARKET OPPORTUNITY

As of January 1, 2010, production and import for new equipment containing R-22 was prohibited. However, a controversial exception allowed Original Equipment Manufacturers “OEM’s” to continue to manufacture and ship R-22 equipment as long as it was not pre-charged, loaded, with R-22 refrigerant at the manufacturer’s facility. This so called “loop-hole”, greatly contributed to further increase demand for R-22. Commencing January 1, 2020, no “virgin” R-22 may be produced or imported and equipment owners will be forced to rely solely on reclaimed or recycled R-22 for their ongoing servicing needs. The consequences of the EPA legislation has led to volatile price swings for R-22 as it continues to become more expensive and has left equipment owners and servicers seeking the limited sources of R-22, or reliable alternatives, for ongoing equipment servicing needs.

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CSES’ alltemp® refrigerant fills a critical industry void by delivering an environmentally compliant R-22 replacement at a time when market demand is significantly on the rise.

The market potential for alltemp® is global as an R-22 replacement and as a replacement for many other commonly used refrigerants. alltemp® effectively meets the needs of developed countries in satisfying initiatives like the Montreal Protocol as well as offering developing countries a more efficient and environmentally sustainable alternative. This is noteworthy given the historic-worldwide adoption and use of R-22 as the predominant refrigerant. In the United Kingdom and European Union, implementation of the Montreal Protocol has been even more aggressive than in the United States and Canada in phasing out R-22. Between 2000 -2004, the European Union prohibited the production and import of new equipment containing R-22. Even further, beginning January 1, 2010, only recycled and reclaimed R-22 could be used to service existing equipment; culminating in an absolute ban on use of R-22 for ongoing service needs on January 1, 2015.

As the global phase out of R-22 accelerates, individuals and business are increasingly confronted with an uncomfortable decision that must be addressed; replace the entire R-22 plant with a new system or retrofit it by removing R-22 from plant, and replacing it with an alternative refrigerant not subject to legislative controls. The breadth of this decision is universal, affecting everyone from the homeowner who must replace a faulty air conditioner in Miami or London to the global corporation with operations across all continents and millions of dollars in equipment investment that is dependent on R-22. The first alternative may not even be feasible for a large scale plant and is also the most expensive. This is especially true when existing infrastructure may have several more working years of useful life remaining. The second option is the economically preferred choice when a viable R-22 alternative is available and can match current system performance, or in many cases given the gravity of the decision at least have minimum degradation.

THE alltemp® SOLUTION

alltemp® provides an optimal replacement solution across multiple HVAC and refrigeration platforms and represents an improvement over R-22 in terms of environmental impact. alltemp® is a superior environmental alternative in all instances with an environmentally better ODP and GWP than R-22.

CSES is uniquely positioned to capitalize on the continued demand for R-22 with its proprietary alltemp® product while also satisfying the global mandate for an environmentally sustainable alternative. Moreover, alltemp® has a significant additional competitive advantage. It can also be utilized as a superior replacement for many other refrigerants in new equipment designed and marketed to replace R-22 equipment.

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THE COMPETITIVE ENVIRONMENT

There are few R-22 alternative refrigerants available. The limited refrigerants marketed as R-22 replacements have many disadvantages that alltemp® does not. These range from an immediate loss of capacity and efficiency, to extensive modification of existing R-22 equipment in order to operate using synthetic oils, and replacement of elastomer seals. The few R-22 replacements on the market are a mixed “blend” of HFC’s and not a single compound like alltemp®. This is significant for a few reasons. When a blend is used, the resulting refrigerant has numerous different boiling points creating “glide”. Refrigerants with glide are less efficient than single component refrigerants without glide. Higher glides cause a system to work harder and therefore use more energy. alltemp® has zero glide. Since all HVAC equipment leaks to some extent, the chemical composition of blend refrigerants retained in the equipment actually changes over time. This change results in a reduction of the performance level of the original blend. When recharging is required to replace the refrigerant lost to leakage, the introduction of the original blend does not replace the lost elements in the required ratio to maintain the original composition of the blend. Unlike alltemp® and single compound refrigerants which can be recharged without replacing the entire depleted stock. More simply, a refrigerant blend changes its concentration of “active” ingredients over time due to its ingredients evaporating at different speeds due to leakage. Servicing guidelines of blended refrigerants recommend replacement over “topping off” because of the unknown level of each ingredients concentration when leakage occurs. alltemp® can be topped off because when leakage occurs, the evaporation process leaves the same “active” ingredient concentration because it is a single compound. The existing inventory and reclamation stocks of R-22 are limited and declining. The manufacture and production of virgin R-22 is banned or rapidly being eliminated in all developed and developing countries. It is simply not practicable to meet ongoing R-22 servicing requirements for existing plant and equipment without utilizing an R-22 replacement alternative. Global environmental legislation mandates the use of such alternatives or the replacement of existing R-22 plant and equipment.

SALES AND DISTRIBUTION STRATEGY

CSES chose a multi-prong approach to optimize revenue, increase brand awareness, enhance ROI and swiftly capture market share. CSES believes that alltemp® is a superior solution for replacement of R-22 and many other emerging HFC refrigerant blends like R-410a. The performance and efficiency attributes of alltemp® exceed existing R-22 alternatives in the market today. It is also clear that alltemp® is a solid environmental solution.

The biggest marketing challenge faced by CSES is creating broad industry awareness of the alltemp® product. Secondly, CSES must establish an efficient distribution chain to reach OEM’s, wholesalers, contractors and service personnel responsible for selection of a particular refrigerant for a given application; or requiring a refrigerant to service existing plant and equipment. CSES has reached the point in its development where it now has entered the market with alltemp® on a commercial scale. Beta site installations and key discussions with service technicians and distributors have already begun throughout the United States. Case studies have been documented proving the efficacy of alltemp® under CSES’ Early Adopter Program.

MANUFACTURING, RESEARCH AND DEVELOPMENT FACILITIES

CSES’ executive offices are located at 441 Nandy Drive, Roseburg, Oregon 97471. Our telephone number at that address is (855) 687-4867. CSES has approximately 12,000 square feet of office, research and development and manufacturing space.

CSES’s current facilities are sufficient for the initial commercialization of alltemp®. CSES is also currently expanding its Roseburg, Oregon facility and is near completion of an additional manufacturing line that will increase alltemp® production capacity to in excess of 4 million pounds per month. As growth occurs CSES will continue to expand its production facilities to accommodate higher demand at both the Roseburg, Oregon facility and with new production facilities in other regions.

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INTELLECTUAL PROPERTY

CSES has invented, developed and owns proprietary technology. CSES or its affiliates has filed domestic and international patent applications in the past and will continue to file additional United States and international patent applications for universal refrigerant and manufacturing processes in the future. In addition, the Company relies on trade secret and other common law rights in connection with its intellectual property.

CONSIDERATIONS RELATING TO ALLTEMP’S BUSINESS

WE HAVE A HISTORY OF OPERATING LOSSES AND WILL NEED TO GENERATE SIGNIFICANT REVENUES TO ACHIEVE OR MAINTAIN OUR PROFITABILITY.

Since inception, we have been engaged in start-up activities relating to the development and commercialization of our proprietary refrigerant alltemp® which require substantial capital and other expenditures. As a result, we have not sustained profitability, and may continue to incur losses in the future. We expect our cash needs to increase significantly for the next several years as we:

●	Protect the proprietary nature and further develop alltemp®;

●	increase awareness of our products;

●	plan and launch commercial sales and marketing of alltemp®;

●	expand our customer support and service operations;

●	hire additional manufacturing, marketing and administrative personnel; and

●	implement new and upgraded operational and financial systems, procedures and controls.

As a result of these continuing expenses, we need to generate significant revenues to achieve and maintain profitability. If we do not continue to increase our revenues, our business, results of operations and financial condition could be materially and adversely affected.

THE LOSS OF KEY PERSONNEL OR DAMAGE TO THEIR REPUTATIONS COULD ADVERSELY AFFECT OUR PRODUCT OFFERING, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS.

Our success depends upon the continued services of our senior management and other key employees, in particular Bob Davis, our Chairman of the Board, and the inventor of alltemp®. We would expect that the loss of the services of one or more of our key employees, particularly Bob Davis, would have an adverse effect on our operations. We would also expect that any damage to the reputation of our senior managers, including Bob Davis, would adversely affect our business. We do not maintain any “key person” life insurance on any of our employees, including Bob Davis.

THE COMMERCIAL REFRIGERANT INDUSTRY IS HIGHLY COMPETITIVE AND SUCH COMPETITION IS LIKELY TO INCREASE, WHICH MAY ADVERSELY INFLUENCE OUR OFFERING PRICES TO CUSTOMERS AND DISTRIBUTORS, AND AS A RESULT, OUR PROFIT MARGINS.

The commercial refrigerant market is highly competitive and dominated by well capitalized, global entities such as DuPont, Honeywell and Arkema. The level of competition has increased in recent years, and other providers of commercial refrigerants have established a sizable market share and distribution channels. Most of our competitors have substantially greater capital and technological, management and marketing resources than we have. This competition may influence the prices we can charge and requires us to control costs aggressively in order to maintain acceptable profit margins.

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WE FACE UNCERTAINTY ABOUT ADDITIONAL FINANCING FOR OUR FUTURE CAPITAL NEEDS, WHICH MAY PREVENT US FROM GROWING OUR BUSINESS.

To achieve our business objectives we will require financing for working capital and capital expenditures that we may raise through public or private sales of our debt and equity securities, joint ventures and strategic partnerships. No assurance can be given that such additional funds will be available to us on acceptable terms, if at all. When we raise additional funds by issuing equity securities, dilution to our existing stockholders will result. If adequate additional funds are not available to us, we may be required to significantly curtail the development of one or more of our projects and our projections and results of operations would be materially and adversely affected.

WE CURRENTLY RELY IN PART ON PATENT, TRADEMARK AND COMMON LAW TO PROTECT OUR INTELLECTUAL PROPERTY; AS WE SEEK ADDITIONAL PROTECTION IN THE FUTURE, WE MAY FAIL TO SUCCESSFULLY QUALIFY FOR ADDITIONAL PATENT PROTECTION OR REGISTRATION OF OUR TRADEMARKS AND TRADE NAMES, CAUSING US TO POTENTIALLY LOSE OUR RIGHTS TO THESE INTELLECTUAL PROPERTIES AND MARKS.

Currently, the alltemp® technology is the subject of several United States and international patent applications for a universal refrigerant and manufacturing process, and we intend to file additional applications. No assurance can be given that all or any of the pending or future applications will ultimately be prosecuted to patented status. We also rely on common law rights to protect our technology, marks and logos. We intend to rely heavily on the recognition of our marks to obtain and maintain business. We intend to apply for trademark registration for additional marks. However, we cannot assure you that any such applications will be approved. Even if they are approved, these trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own these trademarks, our use of these trademarks will be restricted or completely prohibited unless we enter into agreements with these parties which may not be available on commercially reasonable terms, or at all.

Third parties may assert claims to our technology or assert that the Company’s technology somehow infringes existing technology that is the intellectual property of others; if the Company were forced to defend the proprietary nature of its technology and intellectual property rights it would be a time consuming, expensive and have a materially adverse effect on our business. Further, no assurance can be given that we would have the financial resources to adequately defend any protracted dispute over technology rights.

NEW AND POTENTIAL GOVERNMENTAL REGULATIONS DESIGNED TO PROTECT THE ENVIRONMENT OR LIMIT THE USE OF CERTAIN REFRIGERANTS AND OTHER CHEMICAL MATERIALS COULD ADVERSELY AFFECT OUR ABILITY TO MARKET OUR PRODUCTS.

Due to the increasing public concern over the environmental impact of the use of certain refrigerants governmental bodies in the United States and abroad have adopted, and are considering adopting additional laws and regulations restricting the use of certain refrigerants. Most notable are global initiatives like The Montreal Protocol and The Kyoto Protocol. In the United States the Environmental Protection Agency is responsible for implementation and oversight of the Clean Air Act which imposes many rules and regulations with respect to the use of refrigerants. Limitations on our ability to manufacture, market or sell our alltemp® product as a result of any environmental legislation or regulation would adversely affect our ability to provide the products we offer to our customers and would substantially impair the value of our business.

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WE DO NOT INTEND TO PAY CASH DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors.

Risks Relating to Acquisitions

We intend to acquire commercial refrigerant distribution channels or other providers of commercial refrigerant products. These acquisitions entail risks in addition to those incidental to the normal conduct of our business.

REVENUES GENERATED BY ACQUIRED BUSINESSES MAY BE LESS THAN ANTICIPATED, RESULTING IN LOSSES OR A DECLINE IN PROFITS, AS WELL AS POTENTIAL IMPAIRMENT CHARGES. WE MAY FAIL TO UNCOVER ALL LIABILITIES OF ACQUISITION TARGETS THROUGH THE DUE DILIGENCE PROCESS PRIOR TO AN ACQUISITION, EXPOSING US TO POTENTIALLY LARGE, UNANTICIPATED COSTS. SPECIAL NON-RECURRING AND INTEGRATION COSTS ASSOCIATED WITH ACQUISITIONS COULD ADVERSELY AFFECT OUR OPERATING RESULTS IN THE PERIODS FOLLOWING THESE ACQUISITIONS.

In connection with some acquisitions, we may incur non-recurring severance expenses, restructuring charges and change of control payments. These expenses, charges and payments, as well as the initial costs of integrating the personnel and facilities of an acquired business with those of our existing operations, may adversely affect our operating results during the initial financial periods following an acquisition. In addition, the integration of newly acquired companies may lead to diversion of management attention from other ongoing business concerns.

OUR FACILITIES, PERSONNEL AND FINANCIAL AND MANAGEMENT SYSTEMS MAY NOT BE ADEQUATE TO EFFECTIVELY MANAGE THE FUTURE EXPANSION WE BELIEVE NECESSARY TO INCREASE OUR REVENUES AND REMAIN COMPETITIVE.

We anticipate that future expansion will be necessary in order to increase our revenues. In order to effectively manage our expansion, we may need to attract and hire additional manufacturing, sales, administrative, operations and management personnel. We cannot assure you that our facilities, personnel and financial and management systems and controls will be adequate to support the expansion of our operations, and provide adequate levels of service to our customers. If we fail to effectively manage our growth, our business could be harmed.

Considerations Related to Our Common Stock

THERE IS NO ASSURANCE THAT THERE WILL BE A LIQUID PUBLIC MARKET FOR OUR STOCK.

Although we expect our common stock to continue to be eligible for quotation on the OTCQX, there may not be an active trading market in such stock. In addition, there can be no assurance that a regular and established market will be developed and maintained. There can also be no assurance as to the level of liquidity of any market for our common stock or the prices at which our stockholders may be able to sell their shares.

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OUR STOCK MAY BE SUBJECT TO CERTAIN RISKS ASSOCIATED WITH LOW-PRICED STOCKS.

Following the Merger, our common stock is expected to continue to trade on the OTCQX. The Company is a development-stage company with no present revenues, so the trading price of our common stock may remain below $5.00. So long as our common stock trades below $5.00 per share, the stock will be treated as a “penny stock.” Broker-dealers who sell penny stocks to their established customers must deliver a disclosure schedule explaining the penny stock market and the risks associated with investing in penny stocks prior to any transaction. Additional restrictions apply to broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided by the broker-dealer to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers may be discouraged from dealing with our common stock if they have to bear these additional burdens, which could severely limit the market liquidity of the common stock and the ability of our stockholders to sell their shares.

OUR STOCK PRICE IS LIKELY TO BE VOLATILE.

The market prices for our common stock will be influenced by many factors and will be subject to significant fluctuations in response to variations in our operating results and other factors such as investor perceptions of the prospects for Alltemp’s products, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to our activities, our future financial condition and changes in our management.

THERE WILL BE A SUBSTANTIAL NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE FOLLOWING THE MERGER.

We have issued approximately 127,045,969 shares of our common stock in the Merger, all of which will constitute “restricted shares” within the meaning of Rule 144 under the Securities Act of 1933. All of these shares will become eligible for resale under Rule 144 commencing on the six-month anniversary of the closing of the merger. We will also issue in the Merger warrants to purchase 18,409,680 shares of our common stock at exercise prices ranging from $2.50 to $7.50 per share in exchange for the outstanding warrants of CSES and options to purchase 31,961,200 shares at exercise prices ranging from $2.00 to $2.22 per share. We also will issue a convertible promissory note convertible into 535,681 shares.

The sale, or availability for sale, for the foregoing shares could adversely affect the market price of our common stock or impair our ability to raise capital through future sales of our common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The table below sets forth as of April 27, 2017, information with respect to beneficial ownership of the Company’s common stock by:

●	Each person known to the Company to own beneficially more than 5% of our outstanding common stock, either before or immediately after the merger.

●	Each of the post-Merger directors and executive officers of the Company.

●	All of our post-Merger directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to any warrants or options that are presently exercisable or exercisable within 60 days of April 27, 2017, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the warrants or options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The numbers reflected in the percentage ownership columns are based on 165,853,304 shares of the Company’s common stock being outstanding after the Merger. The persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares		Percent
Robert Davis(1)	31,961,250		19.27
William Lopshire(1)	15,004,028	(2)	9.04
Kjell Nesen(1)	11,807,913	(3)	7.11
Steven Antebi(1)	16,573,000		9.99
All directors and executive officers as a group (three persons)	58,773,191		35.06%

(1)      The address of each of the persons shown is 441 Nandy Drive, Roseburg, Oregon 97471

(2)      Includes 1,500,000 shares issuable upon the exercise of vested options.

(3)      Includes 250,000 shares issuable upon the exercise of vested options.

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MANAGEMENT

Information concerning the management of the Company is set forth in Item 5.02 below.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Merger Agreement, the Company agreed to issue to the shareholders of CSES 127,045,969 shares of the Company’s Common Stock and issue to the holders of (a) warrants to purchase CSES Common Stock, warrants to purchase an aggregate of 18,409,680 shares of the Company’s Common Stock, (b) options to purchase CSES Common Stock, options to purchase an aggregate of 1,961,250 shares of the Company’s Common Stock, and (c) a convertible note of CSES, a promissory note of the Company convertible into approximately 535,681 shares of the Company’s Common Stock.

ITEM 5.01	CHANGE IN CONTROL OF REGISTRANT

Reference is made to Item 1.02. As a result of the Merger, the former shareholders of CSES have acquired 127,045,969 shares which represents approximately 76.6% of the outstanding shares of the Company after giving effect to such issuances. Robert Davis, the Company’s new Chairman of the Board, received 31,961,250 shares in the Merger which represents 19.27% of the Company’s outstanding shares.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Changes to the Board of Directors and Executive Officers. Upon the closing of the Merger, pursuant to the Merger Agreement, Edward DeFeudis resigned as a director and officer of the Company, Robert Davis was appointed Chairman of the Board of Directors, William Lopshire was appointed to the Board of Directors and Chief Executive Officer and Kjell Nesen was appointed to the Board of Directors and Chief Operating Officer.

All of the new directors will serve as directors until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified.

Robert “Bob” Davis, Chairman of the Board and inventor of alltemp® refrigerant. Mr. Davis is a co-founder of CSES and has served as Chairman since its inception. Prior to founding CSES, Mr. Davis was the sole proprietor of Sky Green Energy, where he developed refrigerant technology. Mr. Davis has over 50 years’ experience as an inventor with considerable expertise in the refrigerant and refrigeration appliance fields. Mr. Davis’ interest in refrigerants and aptitude to understand complex thermodynamic principles continue to feed his passion to shape the global future of the green energy marketplace.

William Lopshire, Chief Executive Officer. Mr. Lopshire was a co-founder of CSES and has served as CEO since its inception. Prior to founding CSES, Mr. Lopshire worked with Mr. Davis at Sky Green Energy since 2012. Mr. Lopshire brings over 25 years of diversified experience in the fields of law, strategic planning, finance, securities, and technology. Mr. Lopshire founded the law firm of Lopshire & Barkan (Woodland Hills, CA), specializing in corporate and securities law. Mr. Lopshire subsequently accepted a partnership in the law firm of Manning, Marder, Kass, Ellrod & Rameriz (Los Angeles, CA), where he specialized in corporate finance, securities law, mergers and acquisitions, and international business transactions. In 2000, Mr. Lopshire became a principal at NetLuminous, a private equity group based in Sydney Australia that invested in several developing companies in the U.S. and abroad with diverse interests ranging from automotive parts to software development. Mr. Lopshire graduated from Michigan State University, with a Bachelor of Arts degree in Business Administration/ Accounting; and earned his Juris Doctor degree from Pepperdine University School of Law. He was admitted to practice law in California and before the United States Tax Court. He also served on the Board of Directors of LBO Capital Corp., Flour City International, and 3DM, PLC in the United Kingdom.

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Kjell Nesen, Chief Operating Officer. Mr. Nesen has served as COO for CSES since its inception. He began his career in Merchant Services as a junior in college at the University of Louisiana Monroe studying Business Management. In January 2002, Mr. Nesen became the CEO of Cardservice International Worldwide Agency. Within the first two years, his company became the fourth ranking Agency of 400 agents throughout Cardservice International. Mr. Nesen successfully ran this Merchant Services Sales office for two years and sold the portfolio. In May 2004, Mr. Nesen co-founded WBSG, L.L.C. as Managing Member with Cardservice International and International Card Establishment. His responsibilities included B2B and B2C sales, marketing and daily operations. In June 2006, he assumed the position of Vice President of Operations for International Card Establishment after selling more large portfolios. In 2008, Mr. Nesen co-created LIFT Network to provide a marketing product suite for all merchant service sales channels. Over the next five years, Mr. Nesen managed the development and technology of the product, built a direct sales channel, as well as, introduced third party partners to the product. In 2013, Mr. Nesen was employed by Veracity Payment Solutions, INC. as its Vice President of Sales and Marketing.

Employment Agreements

The Company presently does not have employment agreements with any of its officers. Upon the Merger, the Company issued to William Lopshire options to purchase 1,500,000 shares of its Common Stock and to Kjell Nesen options to purchase 250,000 shares, all of which have vested.

Director Independence; Standing Committees

The Company believes that Messrs. Lopshire, Davis and Nesen do not qualify as “independent directors” under the Nasdaq Stock Market’s listing standards, and when they join the Board of Directors upon reconstitution of the Board as described in this Information Statement.

The Company’s common stock is traded on the OTCQX under the symbol “SRCF.” The OTCQX trading platform does not maintain any standards regarding the “independence” of the directors for our Board of Directors, and we are not otherwise subject to the requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.

The Company’s Board presently has no functioning standing committees. After the Merger, the Company expects to adopt new charters for the various committees.

Involvement in Certain Legal Proceedings

To the Company’s knowledge, there are no material proceedings to which any current or proposed director, officer or affiliate of the Company, any owner (of record or beneficially) of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Code of Ethics

The Company has adopted a Code of Ethics to provide guidance to our executive officers regarding standards for conduct of our business, which code has been delivered to all of our executive officers. A copy of our Code of Ethics will be furnished without charge to any person upon written request. Requests should be sent to Secretary, Alltemp, Inc., 441 Nandy Drive, Roseburg, Oregon 97471.

Communication with Directors

Stockholders or other interested parties may communicate with the Company’s directors by sending mail to: 441 Nandy Drive, Roseburg, Oregon 97471.

12

ITEM 8.01	OTHER EVENTS

On April 27, 2017, the Company issued a press release with respect to the closing of the CSES Merger. A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01	Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired.

Audited financial statements of the Company consisting of balance sheets as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2016 and the period from June 12, 2015 (inception) to December 31, 2015.

Pro Forma Combined Financial Statements consisting of unaudited pro forma combined balance sheet as of December 31, 2016, unaudited pro forma combined statement of operations for the year ended December 31, 2016 and unaudited combined statement of operations for the year ended December 31, 2015.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release dated April 27, 2017 issued by the Company.

13

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2017	ALLTEMP, INC.

	By:	/s/ William Lopshire
William Lopshire, Chief Executive Officer

14

Report of Independent REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

CSES Group, Inc.

We have audited the accompanying balance sheets of CSES Group, Inc. (the “Company”) as of December 31, 2016 and 2015 (restated) and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2016 and the period from June 12, 2015 (inception) to December 31, 2015 (restated). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no recurring source of revenue and during the year ended December 31, 2016, the Company incurred a net loss and utilized cash flows in operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the financial statements, the December 31, 2015 financial statements have been restated to correct an error.

Weinberg and Company, P.A

Los Angeles, California

April 27, 2017

F-1

CSES Group, Inc.

Balance Sheets

	December 31, 2016	December 31, 2015
		(as Restated)
ASSETS
Current Assets
Cash	$3,317,964	$166,128
Accounts receivable	17,516
Receivable from related party	-	30,000
Total Current Assets	3,335,480	196,128

Property and equipment, net	126,593	84,399
TOTAL ASSETS	$3,462,073	$280,527

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$44,576	$12,467
Accrued officer’s salary	15,000	-
Convertible notes payable, net of debt discount of $58,250	291,750	-
Accrued interest	8,956	-
Other accrued expenses	31,833	-
Total Current Liabilities	392,115	12,467

Stockholders’ Equity

Preferred stock; $0.0001 par value; 10,000,000 shares authorized and none issued and outstanding	-	-
Common stock; $0.0001 par value; 50,000,000 shares authorized; 11,853,000 and 10,275,000 shares issued and outstanding at December 31, 2016 and 2015, respectively	1,186	1,028
Additional paid-in capital	6,897,513	1,837,840
Accumulated deficit	(3,828,741)	(1,570,808)
Total Stockholders’ Equity	3,069,958	268,060
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,462,073	$280,527

See accompanying notes which are an integral part of these financial statements

F-2

CSES Group, Inc.

Statements of Operations

		Period from inception
	Year ended	(June 12, 2015) to
	December 31, 2016	December 31, 2015
		(as Restated)

REVENUE	$17,516	$-

EXPENSES

Research and development	431,597	146,172
General and administrative (including rent paid to a related party of $144,000 and $72,000, respectively)	1,616,887	1,422,798
Depreciation	26,259	1,838

TOTAL OPERATING EXPENSES	2,074,743	1,570,808

LOSS FROM OPERATIONS	(2,057,227)	(1,570,808)

OTHER EXPENSES
Interest expense	(200,706)	-

NET LOSS	$(2,257,933)	$(1,570,808)

See accompanying notes which are an integral part of these financial statements

F-3

CSES Group Inc.

Statement of Stockholders’ Equity

For the Period from June 12, 2015 (Inception) to December 31, 2015 and

For the Year Ended December 31, 2016

			Additional
	Common Stock $0.0001 Par		Paid-In	Accumulated	Stockholders’
	Number	Amount	Capital	Deficit	Equity
Balance, June 12, 2015 (inception)	-	$-	$-	$-	$-
Shares issued to founders	10,000,000	1,000	(1,000)		-
Issuance of common stock for cash	275,000	28	549,972		550,000
Fair value of stock options			1,288,868		1,288,868
Net loss				(1,570,808)	(1,570,808)

Balance, December 31, 2015 (as Restated)	10,275,000	1,028	1,837,840	(1,570,808)	268,060
Issuance of common stock and warrants for cash	1,578,000	158	3,599,842		3,600,000
Beneficial conversion feature associated with convertible debt financing			250,000		250,000
Fair value of stock options			1,209,831		1,209,831
Net loss				(2,257,933)	(2,257,933)

Balance, December 31, 2016	11,853,000	$1,186	$6,897,513	$(3,828,741)	$3,069,958

See accompanying notes which are an integral part of these financial statements

F-4

CSES Group, Inc.

Statements of Cash Flows

		Period from inception
	Year Ended	(June 12, 2015) to
	December 31, 2016	December 31, 2015
		(as Restated)
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period	$(2,257,933)	$(1,570,808)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	26,259	1,838
Amortization of discount on convertible note	191,750	-
Fair value of stock based compensation	1,209,831	1,288,868
Changes in working capital:
Change in accounts receivable	(17,516)	-
Change in accounts payable	32,109	12,467
Change in accrued interest	8,956	-
Change in accrued officers salary	15,000	-
Change in other accrued expenses	31,833	-

Net cash used in operating activities	(759,711)	(267,635)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of property and equipment	(68,453)	(86,237)
Net cash used in investing activities	(68,453)	(86,237)

CASH FLOW FROM FINANCING ACTIVITIES
Collections from related party receivable	30,000	(30,000)
Proceeds from issuance of common stock	3,600,000	550,000
Proceeds from issuance of convertible notes	350,000	-
Net cash provided by financing activities	3,980,000	520,000

NET INCREASE IN CASH	3,151,836	166,128
CASH, BEGINNING OF PERIOD	166,128	-

CASH, END OF PERIOD	$3,317,964	$166,128

NEW CASH INVESTMENT AND FINANCING ACTIVITIES
Beneficial conversion feature recorded as valuation discount	$250,000	$-

See accompanying notes which are an integral part of these financial statements

F-5

CSES Group, Inc.

Notes to Financial Statements

For the Period from June 12, 2015 (Inception) to December 31, 2015 and

For the Year Ended December 31, 2016

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Description of the Company

CSES Group, Inc. (the “Company”) was incorporated in the State of Nevada on June 12, 2015. The Company develops, markets and sells commercial refrigerants that are interchangeable between R-22, R-134a, R-404, R-407 and R-410a refrigerant equipment. These refrigerants are used in heating, ventilation and air conditioning (“HVAC”) equipment and are marketed under the name alltemp™.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company has no recurring source of revenue and during the year ended December 31, 2016, the Company incurred a net loss of $2,257,933 and used cash in operations of $759,711. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management estimates that the current funds on hand will not be sufficient to continue operations through the next twelve months and to finalize the transition from start-up company to a full scale commercial facility. Management is currently seeking additional funds, primarily through the issuance of debt and equity securities for cash and estimates that a significant amount of capital will be necessary to advance the development of our projects to the point at which they will become commercially viable.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company could obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing.

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates. Those estimates and assumptions include depreciable lives of property and equipment, analysis of impairments of recorded long-term assets, accruals for potential liabilities, assumptions made in valuing equity instruments issued for services and valuations of deferred tax assets.

Fair Value of Financial Instruments

The Company follows the Financial Accounting Standards Board (FASB) Accounting Standards Codification for disclosures about fair value of its financial instruments and to measure the fair value of its financial instruments. The FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of the fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial liabilities, such as accounts receivable and accounts payable, approximate their fair values because of the short maturity of these instruments. The carrying values of the convertible notes approximate their fair value due to the fact that the interest rates on these obligations are based on prevailing market interest rates.

F-7

Revenue

The Company recognizes revenue from the sale of its products when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectability is reasonably assured, all of which will occur upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

Accounts Receivable

The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.

The allowance for doubtful accounts and returns and discounts is established through a provision reducing the carrying value of receivables. At December 31, 2016 management did not believe an allowance for doubtful accounts, and discounts was necessary.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by FASB where the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB where the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Options granted to non-employees are revalued each reporting period to determine the amount to be recorded as an expense in the respective period. As the options vest, they are valued on each vesting date and an adjustment is recorded for the difference between the value already recorded and the then current value on the date of vesting. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s stock option and warrant grants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

F-8

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful life, ranging from 3 to 5 years. Maintenance and repairs that do not improve or extend the useful life of the respective assets are expensed.

Management regularly reviews property, equipment and other long-lived assets for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based upon management’s annual assessment, there were no indicators of impairment of the Company’s property and equipment and other long-lived assets as of December 31, 2016 or December 31, 2015.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new products and technology and are expensed as incurred. Research and development costs were $431,597 and $146,172 during the year ended December 31, 2016 and for the period from inception (June 12, 2015) to December 31, 2015, respectively.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

F-9

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition.  Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.  In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.  The FASB has recently issued ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, and ASU 2016-20 all of which clarify certain implementation guidance within ASU 2014-09.ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017.   Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein.  The standard can be adopted either retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method).  The Company is currently in the process of analyzing the information necessary to determine the impact of adopting this new guidance on its financial position, results of operations, and cash flows.  The Company will adopt the provisions of this statement in the first quarter of fiscal 2018.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the expected impact that the standard could have on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS

The financial statements for the period from inception (June 12, 2015) to December 31, 2015 have been restated to reflect equity stock option awards granted during this period that were not previously included in the financial statements filed with Schedule 14c on March 1, 2017. Specifically, the previously financial statements did not include stock options granted to three employees to purchased 2,000,000 shares of the Company’s common stock at an exercise price of $2.22 with a vesting period of twelve months from date of grant and expiration of two years from vesting date. Therefore, the financial statements included herein contain financial statements for the year ended December 31, 2016 and restated financial statements for the period from inception (June 12, 2015) to December 31, 2015.

F-10

The fair value of the options granted in 2015 was determined to be $2,364,005 by management using the Black-Scholes-Merton Option Pricing model based on an exercise price of $2.22 per share; fair value of the Company’s common stock of $2.00 per share; risk free interest rate of 1.31%; expected volatility of 98%; expected life of 3 years; and expected dividend yield of 0%. The fair value of the options that should have been amortized during the period from inception (June 12, 2015) to December 31, 2015 was $1,288,868. The effects on the previously issued financial statements are as follows:

CSES Group, Inc.

Balance Sheets

		Fair
	Originally Filed,	Value of Stock	As Restated,
	December 31, 2015	Options Granted	December 31, 2015
ASSETS
Current Assets
Cash	$166,128	$-	$166,128
Receivable from related party	30,000	-	30,000
Total Current Assets	196,128	-	196,128

Property and equipment, net	84,399	-	84,399
TOTAL ASSETS	$280,527	$-	$280,527

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$12,467	$-	$12,467
Accrued officers salary	-	-	-
Convertible notes payable, net of debt discount of $58,250	-	-	-
Accrued interest	-	-	-
Other accrued expenses	-	-	-
Total Current Liabilities	12,467	-	12,467

Stockholders’ Equity
Preferred stock; $0.0001 par value; 10,000,000 shares authorized and none issued and outstanding	-	-	-
Common stock; $0.0001 par value; 50,000,000 shares authorized; 10,275,000 shares issued and outstanding at December 31, 2015	1,028	-	1,028
Additional paid-in capital	548,972	1,288,868	1,837,840
Accumulated deficit	(281,940)	(1,288,868)	(1,570,808)
Total Stockholders’ Equity	268,060	-	268,060
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$280,527	$-	$280,527

F-11

CSES Group, Inc.

Statement of Operations

	Originally Filed, Period from inception (June 12, 2015) to December 31, 2015	Fair Value of Stock Options Granted	As Restated, Period from inception (June 12, 2015) to December 31, 2015

REVENUE	$-	$-	$-

EXPENSES

Research and development	146,172	-	146,172
General and administrative (including rent paid to a related party of $72,000)
Depreciation	1,838	-	1,838

TOTAL OPERATING EXPENSES	281,940	1,288,868	1,570,808

LOSS FROM OPERATIONS	(281,940)	(1,288,868)	(1,570,808)

NET LOSS	$(281,940)	$(1,288,868)	$(1,570,808)

F-12

CSES Group, Inc.

Statement of Cash Flows

	Originally Filed, Period from inception (June 12, 2015) to December 31, 2015	Fair Value of Stock Options Granted	As Restated Period from inception (June 12, 2015) to December 31, 2015
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period	$(281,940)	$-	$(1,570,808)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,838	-	1,838
Fair value of stock based compensation	-	1,288,868	1,288,868
Changes in working capital:
Change in accounts payable	12,467	-	12,467

Net cash used in operating activities	(267,635)	1,288,868	(267,635)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of property and equipment	(86,237)	-	(86,237)
Net cash used in investing activities	(86,237)	-	(86,237)

CASH FLOW FROM FINANCING ACTIVITIES
Collections from related party receivable	(30,000)	-	(30,000)
Proceeds from issuance of common stock	550,000	-	550,000
Net cash provided by financing activities	520,000	-	520,000

NET INCREASE IN CASH	166,128	-	166,128
CASH, BEGINNING OF PERIOD	-	-	-

CASH, END OF PERIOD	$166,128	$-	$166,128

F-13

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	As of
	December 31,	December 31,
	2016	2015

Plant equipment	$149,399	$86,237
Computer equipment	5,291	-
Total cost	154,690	86,237
Less accumulated depreciation	(28,097)	(1,838)

Total property and equipment	$126,593	$84,399

Depreciation expense was $26,259 and $1,838 for the year ended December 31, 2016 and for the period from inception (June 12, 2015) to December 31, 2015, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

In December 2015, the Company loaned $30,000 to an officer which was outstanding at December 31, 2015. The amounts due from related party was unsecured, non-interest bearing and was due on demand. The loan was repaid in full in June 2016.

Since July 2015, the Company’s research and development, manufacturing and distribution facility is being leased from a shareholder and chairman of the Company under a Commercial Sublease Agreement (“Lease”). The term of the Lease is for one year with automatic renewal periods of one year unless either party provides written notice of its intent not to renew. In July 2016, the Company extended the lease for an additional year. The Company is required to pay $12,000 per month. During the year ended December 31, 2016 and for the period from inception (June 12, 2015) to December 31, 2015, the Company paid $144,000 and $72,000, respectively, in rent to the Shareholder and Chairman.

As of December 31, 2016, the Company accrued $15,000 in salary payable to its CEO.

F-14

NOTE 6 – CONVERTIBLE NOTES

Convertible Notes Payable consist of the following

	As of
	December 30,	December 31,
	2016	2015

8 % Convertible Note Payable to Investor	$100,000	$-
10% Convertible Note Payable to Source Financial Inc.	250,000	-
Total Convertible Notes	350,000
Less Valuation discount	(58,250)	-

Net	$291,750	$-

8% Convertible Promissory Note

In August 2016, the Company issued an unsecured 8% Convertible Promissory Note (“8% Note”), having a total principal amount of $100,000, to an accredited investor. The 8% Note is due and payable in full in August 2017. The 8% Note is convertible at any time into shares of the Company’s common stock at a price per share of $2.00. The price per share of $2.00 is not subject to subsequent adjustment.

10% Convertible Promissory Note

On September 20, 2016, the Company entered into a Binding Memorandum of Understanding (“MOU”) with Source Financial, Inc. (“SF” or together the “Parties”) whereby the Company and SF have agreed to cause a merger of the Company with SF and SF has agreed to provide certain financial accommodations and services to the Company. Pursuant to the terms of the MOU, the Company entered into an unsecured 10% Demand Convertible Promissory Note (“10% Note”) with SF having a total principal amount of $250,000 of which the Company received $200,000 and $50,000 in September and December 2016, respectively. The 10% Note accrues interest at a rate of 10% per annum, which is payable quarterly in cash with the first payment being due and payable on January 15, 2017. Upon completion of the merger discussed in Note 8, the 10% Note will automatically convert into shares of SF’s Class A common stock at a conversion price of $0.75 per share.

As the conversion price of $0.75 reflected a price discount below the fair market value of the Company’s common stock determined to be $2.00 per share as of the date of the Note based upon private sales of the Company’s common stock, there was deemed a beneficial conversion feature of $250,000 associated with the 10% Note. As such, the Company recorded $250,000 representing the fair value of the beneficial conversion feature at the date of issuance of the 10% Note as additional paid-in capital and as a note discount that is being amortized as interest expense on the effective interest method over the term of the 10% Note. Amortization of the discount was $191,750 for the year ended December 31, 2016 and is included in interest expense. The remaining balance of the valuation discount was $58,250 at December 31, 2016.

F-15

In the event the merger is not consummated or in the event that the MOU is terminated by the SF pursuant to the terms as stated therein, the Company has agreed to issue common stock upon SF’s request equal to 5% of the Company’s then issued and outstanding common stock on a fully diluted basis. Upon exercise of this right, the Bridge Loans shall be canceled.

NOTE 7 – EQUITY

Authorized shares

The Company has authorized 50 million shares of common at a par value of $0.0001 and 10 million shares of Preferred Stock at a par value of $0.0001. The Company has not issued Preferred Stock and the Company does not have any designated class of Preferred Stock.

Issuance of founder shares

In June 2015, the Company issued 10 million shares of its common stock to founders for $1,000 at a price equal to par value.

Sale of Common Stock

From June 2015 to August 2015 and again in February 2016, the Company issued 275,000 and 50,000, respectively, shares of common stock at a price of $2.00 per share for total proceeds of $550,000 and $100,000, respectively.

From October to December 2016, the Company entered into Subscription Agreements with individual accredited investors (the “Subscribers”) pursuant to which the Subscribers purchased an aggregate of 1,400,000 units at a price of $2.50 per unit. Each unit consisted of one restricted share of the Company’s common stock and Common Stock Purchase Warrants (“Warrants”) to purchase one share of the Company’s common stock at an exercise price of $7.50 per share. Total proceeds received were $3,500,000 in cash. The warrants are fully vested when issued and expire three years after the date of issuance. In addition, the Company issued to its placement agent as a private placement fee 128,000 shares of common stock and a warrant to purchase 128,000 shares of the Company’s common stock at an exercise price of $2.50 per share.

F-16

Warrants

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2016 and 2015:

	Warrants	Weighted Average Price
December 31, 2015
Granted	1,528,000	$7.08
Exercised	-	-
Forfeited	-	-
December 31, 2016	1,528,000	$7.08

The weighted average life of the outstanding warrants is 2.96 years. There was no intrinsic value to the warrants as of December 31, 2016.

NOTE 8 – STOCK INCENTIVE PLAN

2015 Stock Option Plan

In June 2015, the Company’s board of directors approved the 2015 Stock Option Plan for the Company (the “Plan”), which is administered by the Company’s board of directors or a committee thereof (the “Administrator”) as set forth in the Plan. The Plan provides for the granting of stock options to employees, directors (including non-employee directors) and key consultants. Grants under the Plan vest and expire based on periods determined by the Administrator, but in no event can the expiration date be later than ten years from the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock (a “10% owner”). Grants of stock options may be either incentive stock options or nonqualified stock options. The per share exercise price on an option, other than with respect to substitute awards, shall not be less than 100% of the fair market value of the Company’s Common Stock on the date the option is granted (110% of the fair market value if the grant is to a 10% owner). A total of 3,000,000 shares of Common Stock have been authorized for issuance and reserved under the Plan.

F-17

Summary of Stock Option Activity

During the year ended December 31, 2016 and from inception (June 12, 2015) to December 31, 2015, the Company granted stock options to employees and non-employees which vest twelve months from the date of grant and expire two years after the vesting date. The following summarizes the stock option activity under the Plan:

	Stock Options Outstanding	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2014	—	$—	$—	—
Options granted	2,000,000	2.22	1.18	—
Options cancelled	—	—	—	—
Options exercised	—	—	—	—
Balance at December 31, 2015	2,000,000	2.22	1.18	2.45
Options granted	1,000,000	2.00	1.64	—
Options cancelled	—	—	—	—
Options exercised	—	—	—	—
Balance at December 31, 2015	3,000,000	$2.15	$1.33	1.94
Exercisable at December 31, 2016	2,000,000	$2.22	$1.32	1.45
Expected to vest after December 31, 2016	3,000,000	$2.15	$1.33	1.94

Non-Employee Stock Options issued in 2016

The table above includes an option granted to a non-employee, which was granted in December 2016 in conjunction with an Advisory Agreement that included, among others, monthly compensation of $10,000 and the grant of an option to purchase 1,000,000 shares of the Company’s common stock at a price of $2.00 per share. The option fully vests twelve months from the date of issuance and the vesting period can be accelerated at the Company’s discretion. In addition, the option cannot be cancelled for any reason but does expire two years after the option is fully vested. The fair value of the options granted in 2016 was determined to be $1,638,782 by management using the Black-Scholes-Merton Option Pricing During the year ended December 31, 2016, the Company recognized $134,694 of expense, which was included in general and administrative expenses, and will recognize $1,504,088 during the year ending December 31, 2017.

Options issued during 2015

During 2015 the Company granted stock options granted to three employees to purchased 2,000,000 shares of the Company’s common stock at an exercise price of $2.22 with a vesting period of twelve months from date of grant and expiration of two years from vesting date. The fair value of the options granted in 2015 was determined to be $2,364,005 by management using the Black-Scholes-Merton Option Pricing Model. The fair value of the options that vested during year ended December 31, 2016 and for the period from inception (June 12, 2015) to December 31, 2015 was $1,075,137 and $1,288,868, respectively. These options are fully vested as of December 31, 2016.

F-18

As of December 31, 2016, the total intrinsic value of options vested was $1,060,000 and was based on the fair market value of the Company’s common stock as of December 31, 2016 of $2.50 per share. The fair value of the Company’s common stock was determined based on recent sales of the Company’s common stock to third-party accredited investors.

Assumptions Used to Determine Fair Value of Stock Options

The fair value of stock options granted was estimated using the Black-Scholes-Merton Option Pricing model using the following weighted average assumptions:

	2016	2015

Expected term (in years)	3.0	3.0
Expected volatility	98%	98%
Risk-free interest rate	1.47%	1.31%
Expected dividend yield	0%	0%

Expected term: The expected term represents the period for which the Company’s stock-based awards are expected to be outstanding and is based on analyzing the vesting and contractual terms of the awards and holders’ historical exercise patterns and termination behavior. Due to the limited operating history, management used the average of the vesting term and the full term of the options granted to employees, and the full term of the options granted to non-employees.

Volatility: The Company used an average historical stock price volatility of comparable public companies that were deemed to be representative of future stock price trends as the Company does not have sufficient trading history for its common stock.

Risk-free interest rate: The Company based the risk-free interest rate over the expected term of the award based on the constant maturity rate of U.S. Treasury securities with similar maturities as of the date of grant.

Expected dividends: The Company has not paid and does not anticipate paying any dividends during the expected term of the awards.

NOTE 9 – INCOME TAXES

The Company did not record any income tax provision for the year ended December 31, 2016 or the period June 12, 2015 (inception) to December 31, 2015. At December 31, 2016, the Company had Federal and State net operating loss carry forwards available to offset future taxable income of approximately $1,140,000. These carry forwards will begin to expire in the year ending December 31, 2022, subject to IRS limitations, including change in ownership. The Company’s NOL and tax credit carryovers may be significantly limited under the Internal Revenue Code (IRC). NOL and tax credit carryovers are limited under Section 382 when there is a significant “ownership change” as defined in the IRC. The Company may have experienced such ownership changes, which could impose such limitations.

F-19

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by a valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of our deferred tax assets, including recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carry-forward periods available to us for tax reporting purposes, and other relevant factors.

At December 31, 2016, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized. Accordingly, the Company has recorded a valuation allowance for 100% of its cumulative deferred tax assets. The components of our deferred tax assets are as follows.

	December 31,
	2016	2015

Net Operating Loss carryforward	$450,000	$115,000
Valuation Allowance	(450,000)	(115,000)

Deferred tax asset	$-	$-

A reconciliation of income taxes with the amounts computed at the statutory federal rate are as follows:

		Period from inception
	Year ended	(June 12, 2015) to
	December 31, 2016	December 31, 2015

Federal Rate	34%	34%
State Tax Rate	6%	6%
Net Operating Loss	(40%)	(40%)

Effective tax rate	0%	0%

NOTE 10 – SUBSEQUENT EVENTS

Agreement and Plan of Merger

On January 24, 2017, the Company entered into an Agreement and Plan of Merger (“Agreement”) with SF and CSES Acquisition Inc., a wholly owned subsidiary of SF. Under the terms and conditions of the Agreement, SF will issue to the stockholders of the Company an aggregate 127,045,969 shares of common stock of SF constituting approximately 76% of the common stock of SF in exchange for all the shares of common stock of the Company at a ratio of 10.65375 shares of SF common stock for 1 share of the Company’s common stock. Upon closing, the Company will become a wholly-owned subsidiary of SF.

Sale of common shares and warrant to investor

In February, the Company received $180,000 from an accredited investor in conjunction with the s sale of 75,000 units at a price of $2.50 per unit. Each unit consisted of one restricted share of the Company’s common stock and Common Stock Purchase Warrants (“Warrants”) to purchase one share of the Company’s common stock at an exercise price of $7.50 per share.

F-20

ALLTEMP, INC. AND CSES GROUP, INC.

PRO FORMA COMBINED FINANCIAL STATEMENTS

(unaudited)

Description	Page (s)
Notes to Unaudited Pro Forma Combined Financial Statements	F-22

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2016	F-24

Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2016	F-25

Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2015	F-26

F-21

ALLTEMP, Inc. and CSES Group, Inc.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

(unaudited)

Note 1 - Basis of Presentation

The following unaudited pro forma combined financial statements give effect to the Agreement and Plan of Merger (“Merger Agreement”) between Alltemp, Inc. (f/k/a Source Financial, Inc.) (the “Company”), CSES Acquisition Inc., a wholly owned subsidiary of the Company and CSES Group, Inc. (“CSES”). Under the terms and conditions of the Merger Agreement, the Company will issue 127,045,969 shares of common stock constituting approximately 76% of the common stock of the Company in exchange for all the shares of common stock of CSES at a ratio of 10.65375 shares of the Company’s common stock for 1 share of the CSES’ common stock. Upon closing, CSES will become a wholly-owned subsidiary of the Company.

CSES was incorporated in the State of Nevada on June 12, 2015. CSES develops, markets and sells commercial refrigerants that are interchangeable between R-22, R-134a, R-404, R-407 and R-410a refrigerant equipment. These refrigerants are used in heating, ventilation and air conditioning (“HVAC”) equipment and are marketed under the name alltemp™. The businesses of CSES will become the Company’s principal business.

The Merger will be accounted for as a "reverse merger" immediately following the completion of the transaction. For accounting purposes, CSES will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the Company. Accordingly, CSES’s assets, liabilities and results of operations will become the historical financial statements of the registrant. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

The unaudited pro forma balance sheet as of December 31, 2016, and the unaudited combined statement of operations for the year ended December 31, 2016 and year ended December 31, 2015, presented herein give effect to the reverse merger as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on the Company and are factually supportable, as summarized in the accompanying notes.

The unaudited pro forma combined financial information is provided for illustrative purposes only. The unaudited pro forma combined financial information presented herein is based on management’s estimate of the effects of the reverse merger, had such transaction occurred on the dates indicated herein, based on currently available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma combined financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the reverse merger been consummated on the dates indicated, or that may be achieved in the future.

The unaudited pro forma combined financial information presented herein should be read in conjunction with the financial statements contained elsewhere in this Form 8-K, as filed with the Securities and Exchange Commission.

The following are the unaudited pro forma adjustments that were made to the combined financial statements:

A.	The pro forma combined balance sheet as of December 31, 2016 has been adjusted to reflect the cancellation of a $250,000 convertible note that was previously issued by CSES to the Company.

The pro forma combined statement of operations for the year ended December 31, 2016 has been adjusted to remove the December 31, 2016 unamortized debt discount of $58,250 offset by the forgiveness of interest accrued at December 31, 2016 of $5,667 related to this note.

B.	In conjunction with the Merger Agreement, immediately before the completion of the Merger Agreement the Company will convert all convertible notes payable in the amount of $350,000 to 5,892,827 shares of common stock of the Company, and convert all preferred stock into 3,189,208 shares of common stock of the Company. The pro forma combined balance sheet has been adjusted to reflect the conversion of the Company’s convertible notes payable and conversion of the Company’s preferred stock to common stock of the Company.

C.	The pro forma combined balance sheet has been adjusted to reflect the issuance of 20,404,997 shares of common stock of the Company valued at $264,536 related to a consulting agreement entered into in September 2016. As of December 31, 2016, the Company reflected the obligation to issue such shares as an account payable. In conjunction with the Merger Agreement, the Company will issue these shares.

D.	The pro forma combined balance sheet has been adjusted to write off the Company’s intangible assets, which will not be used by the company going forward.

The pro forma combined statement of operations for the year ended December 31, 2016 and 2015 has been adjusted to write off intangible assets recorded by the Company as of December 31, 2016 and 2015.

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after December 31, 2016, by the Company to consummate the merger, except as noted above.  Merger costs include fees payable for investment banking services, legal fees and accounting fees.  Such costs will be expensed as incurred.

F-22

Alltemp, Inc. and CSES Group, Inc.

Pro Forma Combined Balance Sheet

As of December 31, 2016

(unaudited)

	Alltemp (1)	CSES Group, Inc. (2)
	December 31, 2016	December 31, 2016	Pro Forma Adjustments			Pro Forma Combined
						(unaudited)
ASSETS
Current Assets
Cash	$15,646	$3,317,964	$			$3,333,610
Accounts receivable	-	17,516				17,516
Convertible notes receivable	250,000	-		(250,000	)(A)	-
Prepaid expense	23,333	-				23,333
Total Current Assets	288,979	3,335,480		(250,000)		3,374,459

Property and equipment, net	-	126,593				126,593
Intangible assets	28,220	-		(28,220	)(D)	-
TOTAL ASSETS	$317,199	$3,462,073		$(278,220)		$3,501,052

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities
Accounts payable and accrued expenses	$271,837	$44,576		$(264,536	)(C)	$51,877
Due to related party	6,775	15,000				21,775
Notes payable	8,000	-				8,000
Convertible notes payable	350,000	291,750		(250,000	)(A)	100,000
				58,250	(A)
				(350,000	)(B)
Accrued interest	-	8,956		(5,667	)(A)	3,289
Other accrued expenses	-	31,833				31,833
Total Current Liabilities	636,612	392,115		(811,953)		216,774

Total Liabilities	636,612	392,115		(811,953)		216,774

Stockholders' Equity
Preferred stock	21	-		(21	)(B)	-
Common stock	10,749	1,186		2,610	(B)	16,585
				2,040	(C)
Additional paid-in capital	296,321	6,897,513		347,411	(B)	7,803,741
				262,496	(C)
Accumulated deficit	(626,504)	(3,828,741)		(52,583	)(A)	(4,507,828)
				(28,220	)(D)	(28,220)
Total Stockholders' (Deficit) Equity	(319,413)	3,069,958		533,733		3,284,278
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$317,199	$3,462,073		$(278,220)		$3,501,052

(1) Source: audited financial statements of Source Financial, Inc. as of December 31, 2016

(2) Source: audited financial statements of CSES Group, Inc. included elsewhere in this Form 8-K

See accompanying notes to unaudited pro forma combined financial statement

F-23

Alltemp, Inc. and CSES Group, Inc.

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2016

(unaudited)

	Alltemp, Inc. (1)	CSES Group, Inc. (2)
	December 31, 2016	December 31, 2016	Pro Forma Adjustments			Pro Forma Combined
						(unaudited)

REVENUE	$-	$17,516		$-		$17,516

EXPENSES

Research and development	$-	$431,597	$			$431,597
General and administrative	403,557	1,616,887				2,020,444
Loss on litigation	108,000	-				108,000
Depreciation	-	26,259				26,259

TOTAL OPERATING EXPENSES	511,557	2,074,743		-		2,586,300

LOSS FROM OPERATIONS	(511,557)	(2,057,227)		-		(2,568,784)

OTHER EXPENSES
Interest expense	(4,619)	(200,706)		(52,583	)(A)	(257,908)
Other expense	-	-		(28,220	)(C)	(28,220)

NET LOSS	$(516,176)	$(2,257,933)		$(52,583)		$(2,854,912)

LOSS PER COMMON SHARE						$(0.02)

WEIGHTED AVAERAGE SHARES OUTSTANDING - BASIC AND FULLY DILUTED						151,129,839

(1) Source: audited financial statements of Source Financial, Inc. as of December 31, 2016

(2) Source: audited financial statements of CSES Group, Inc. included elsewhere in this Form 8-K

See accompanying notes to unaudited pro forma combined financial statements

F-24

Alltemp, Inc. and CSES Group, Inc.

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2015

(unaudited)

	Alltemp, Inc. (1) December 31, 2015	CSES Group, Inc. (2) For the period from Inception (June 12, 2015) December 31, 2015	Pro Forma Adjustments		Pro Forma Combined
					(unaudited)
REVENUE	$-	$-		$-	$-

EXPENSES

Research and development	$-	$146,172	$		$146,172
General and administrative	10,740	1,422,798			1,433,538
Depreciation	-	1,838			1,838

TOTAL OPERATING EXPENSES	10,740	1,570,808		-	1,581,548

LOSS FROM OPERATIONS	(10,740)	(1,570,808)		-	(1,581,548)

OTHER EXPENSES
Interest expense	(7,798)	-			(7,798)

NET LOSS	$(18,538)	$(1,570,808)		$-	$(1,589,346)

LOSS PER COMMON SHARE					$(0.01)

WEIGHTED AVAERAGE SHARES OUTSTANDING - BASIC AND FULLY DILUTED					150,405,366

(1) Source: audited financial statements of Source Financial, Inc. as of December 31, 2015

(2) Source: audited financial statements of CSES Group, Inc. included elsewhere in this Form 8-K

See accompanying notes to unaudited pro forma combined financial statements

F-25